EXHIBIT 10.13(a)

SUBSCRIPTION ESCROW AGREEMENT

Between

DEMETER MANAGEMENT CORPORATION

and

THE BANK OF NEW YORK

Dated as of July 25, 2007

ACCOUNT NUMBER(S)

SHORT TITLE OF ACCOUNT

ESCROW AGREEMENT

Escrow Agreement (the “Agreement”), dated as of July 25, 2007, among The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8W, New York, New York 10286 (the “Escrow Agent”), Demeter Management Corporation, a Delaware corporation (the “General Partner,” on behalf of each of the limited partnerships listed on Exhibit A attached hereto, as such Exhibit A may be amended from time to time (each, a “Partnership” and collectively, the “Partnerships”), and Morgan Stanley & Co. Incorporated, as selling agent (the “Selling Agent”), for itself and for and on behalf of its selected dealers (the “Selected Dealers”), the identity of which will be disclosed to Escrow Agent as the same are selected by the Sales Agent.

WHEREAS, the General Partner intends to offer for sale to the public (the “Offering”) units of limited partnership interest of each Partnership (the “Units”), pursuant to each Partnership’s prospectus, as updated, supplemented, and amended from time to time;

WHEREAS, the Selling Agent and the Selected Dealers are expected to offer the Units on behalf of the Partnerships;

WHEREAS, the General Partner and the Selling Agent propose to engage the Escrow Agent for the purpose of receiving, depositing and holding in a segregated non-interest-bearing account all funds for the General Partner on behalf of the Partnerships (“Proceeds” shall mean all funds transferred into the escrow account, all interest earned on such funds and funds presumed cleared from check deposits) from subscribers for Units (“Subscribers”) received in connection with the sale of Units, until such time as such funds are to be released to the General Partner or returned to the Subscribers; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed subscription for and sale of Units.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Establishment of Escrow Account- Deposits.

(a) The Escrow Agent shall promptly and, in any case, on or prior to the commencement of the offering of the relevant Partnership, cause to be opened a fully segregated non-interest-bearing escrow account, which escrow account shall be entitled “[Name of Partnership] Escrow Account” (the “Escrow Account”), for the purpose of holding in trust all Proceeds for the General Partner on behalf of each Partnership and the Subscribers. The Selling Agent and the Selected Dealers shall, as to each Subscriber in connection with all Proceeds received under the Offering, cause the purchase price to be transferred by wire to the Escrow Agent as promptly as possible. All such wire transfers forwarded to the Escrow Agent shall be accompanied by information identifying each Subscriber’s, subscription, the Subscriber’s social security or ID number and address. Wire transfers to the Escrow Account shall be made in Federal Funds transferred as follows:

Bk of NYC

ABA No. 021000018

GLA 111-565

Cust A/C #

A/C Name_

(b) On the terms and conditions of this Agreement, the Escrow Agent shall deposit the Proceeds and any interest earned thereon in the Escrow Account. The Proceeds shall be invested as promptly as practicable upon their receipt by the Escrow Agent, in accordance with this Agreement. All amounts deposited in the Escrow Account shall be invested and reinvested in the manner provided in Section 2 hereof.

(c) Except as and to the extent provided herein, the Escrow Agent shall not be obligated nor, without the consent of the General Partner and the Selling Agent, is it authorized to accept instructions under this Agreement directly from any Selected Dealer.

Section 2. Investment of Proceeds.

Proceeds (and any earnings thereon), and until such time as all Proceeds and earnings thereon have been disbursed from the Escrow Account as provided in Section 4 and Section 5, shall be invested and reinvested by the Escrow Agent without unreasonable delay and only in the Bank of New York Cash Reserve deposit account or, as may be designated in writing from time to time by the General Partner, in obligations issued or guaranteed by the United States Government or any agency thereof, commercial paper, or bank or trust company certificates of deposit. The Escrow Agent shall hold such subscription funds, together with any additions, substitutions, or other financial instruments in which such funds may be invested or for which such funds may be exchanged (collectively referred to herein as the “Fund”). Temporarily uninvested funds held hereunder shall be deposited in The Bank of New York Cash Reserve. The Escrow Agent shall not be responsible for interest losses, taxes or other charges on investments. Interest actually earned from the time the Proceeds are deposited into the Escrow Account until the close of business on the date preceding the date the Proceeds are disbursed by the Escrow Agent as provided herein shall be held in trust for the Subscribers and, upon the occurrence of the conditions set forth in Section 4 and Section 5 hereof, shall be payable in accordance with the provisions set forth in Section 5 hereof, if, at the time the Escrow Agent is required to make a disbursement pursuant to Section 5, the Proceeds are invested as provided in this Section 2, the Escrow Agent shall, in anticipation of such disbursement, sell or otherwise liquidate such investments. Instructions from the General Partner as to any such investments or the sale or other disposition thereof shall be confirmed in writing (but no delay or failure by the General Partner to confirm in writing an instruction given by telephone shall affect the validity of such instruction or result in any liability to the Escrow Agent for acting on such instruction).

Section 3. Acceptance or Rejection of Subscription.

As soon as practicable following receipt of each subscription, the General Partner will determine whether or not the subscription is to be accepted or rejected in whole or in part.

With respect to each subscription which is to be accepted, the General Partner will notify the Escrow Agent of such acceptance. With respect to each subscription which is to be rejected (in whole or in part), the General Partner will notify the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will promptly as practicable, but in no event later than three Business Days following receipt by the Escrow Agent of such notice or the date of the Closing for which such subscription was tendered, whichever comes first, transfer to the Selling Agent the amount represented by such subscription and any interest earned thereon. For purposes of this Agreement, “Business Day” is each day in which the New York Stock Exchange is open for business.

Section 4. Disbursements from the Proceeds.

On the second Business Day before the scheduled day of each month-end closing (each, a “Closing”), the General Partner shall notify the Escrow Agent of the amount that represents subscriptions to be accepted by the General Partner for each Partnership. Upon receipt of joint written notice from the General Partner and the Selling Agent on the date of each such closing to the effect that all of the terms and conditions with respect to the release of subscription funds from escrow set forth in the prospectuses have been fulfilled, the Escrow Agent shall on the date of such closing, or as soon thereafter as practicable, transmit to the Selling Agent an amount representing all or the specified portion of the Proceeds held by the Escrow Agent (including all accrued interest thereon) in the Escrow Account in the manner described in Section 5(a).

Section 5. Procedure for Disbursement from the Escrow Account.

The Proceeds held in the Escrow Account and interest earned thereon shall be subject to, and distributed in accordance with, the following provisions:

(a) On the date of each Closing, or as soon thereafter as practicable, upon satisfaction of the applicable requirements of Section 4 hereof, the Escrow Agent shall (i) transfer by wire to an account designated by the General Partner and/or the Selling Agent the Proceeds requested to be transferred on such date in the notice jointly executed by the General Partner and the Selling Agent, and (ii) transmit to the Selling Agent an amount representing for each Subscriber whose subscription has been accepted by the General Partner in whole or in part, any interest earned on the Fund and allocated to the accepted portion of such Subscriber’s subscription. At the time of such transfer, the Escrow Agent shall confirm in writing to the General Partner and the Selling Agent the aggregate amount of subscription funds, the amount of interest earned for the account of each Subscriber and the date such subscription was received.

(b) The Escrow Agent does not have any legal interest in the Fund but is serving as escrow holder only and having only possession thereof.

Section 6. Termination of Escrow.

In the event of the release of all Proceeds and all accrued interest in accordance with Section 4 and Section 5 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the escrow deposits provided for in this Agreement, except claims which are occasioned by its gross negligence, bad faith, fraud or willful misconduct.

Section 7. Compensation of Escrow Agent.

The Selling Agent shall pay the Escrow Agent $3,000 in advance for each twelve month period for any and all services rendered by the Escrow Agent hereunder (the “Annual Fee”). The first twelve month period shall commence from the date of this Agreement (each twelve month period shall be called a “Fee Period”). The Escrow Agent shall provide the Selling Agent written notice of at least 10 Business Days prior to beginning of any new Fee Period that any Annual Fee is due in accordance with the terms of this Section 7. The Escrow Agent hereby acknowledges the receipt of the initial Annual Fee as of the date hereof for the Initial Fee Period. If this Agreement shall be terminated for any reason, the Escrow Agent shall refund to the Selling Agent the pro rata portion of any previously paid Annual Fees for any portion of an uncompleted Fee Period within 15 Business Days of such termination.

Section 8. Responsibilities of Escrow Agent; Reimbursement of Expenses; Notices.

(a) The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it.

(b) The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the General Partner, the Selling Agent or any Selected Dealers or to give any receipt therefor except to the General Partner.

(c) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement among the General Partner or Selling Agent beyond the specific terms hereof.

(d) The Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith, fraud or willful misconduct and the General Partner agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including attorneys’ fees and expenses, incurred without gross negligence, bad faith, fraud or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of the Fund, including without limitation any liability for any delay not resulting from the Escrow Agent’s gross negligence, bad faith, fraud or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay. Subject to the General Partner’s prior written approval for expenditures in excess of $500, the Escrow Agent shall be reimbursed upon request for all expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including attorneys’ fees, except any such expense, disbursement, or advance as may arise from its gross negligence, bad faith, fraud or willful misconduct.

The General Partner shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax La, number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Fund and is not responsible for any other reporting.

(e) Subject to Section 8(d) hereof, the Escrow Agent shall be entitled to reasonably rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature reasonably believed by it in good faith to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

At any time the Escrow Agent may request in writing an instruction in writing from the General Partner, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the General Partner’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least two (2) Business Days after the General Partner receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(f) The Escrow Agent may consult with its own counsel (at its own expense) with respect to any matter arising in connection with its duties hereunder, and the Escrow Agent shall not be liable or accountable for any commercially reasonable action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel.

(g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to it.

(h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(i) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial, liability in the performance of any of its duties hereunder.

(j) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing, signed by any one of its authorized officers and mailed, by facsimile, express, registered or certified mail addressed to:

A Partnership, the Partnerships, the General Partner or the Selling Agent at:

Demeter Management Corporation
522 Fifth Avenue, 13th Floor
New York, New York 10036
Attn: Mr. Walter Davis, President
Telephone: 212-296-6846
Facsimile: 212-296-6868

In any case with a copy to:

Cadwalader, Wickersham & Taft LLP
1 World Financial Center
New York, New York 10281
Attn: Edwin L. Lyon, Esq.

(k) The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Selling Agent or the General Partner, mailed, by facsimile, express, registered or certified mail addressed to and actually received by:

The Escrow Agent at:

The Bank of New York
101 Barclay St, 8W
New York, NY 10286
Attn: Mr. Thomas Hacker
Telephone: (212) 815-3217
Facsimile: (212) 815-5877/75

Section 9. Resignation of Escrow Agent; Successor.

Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 60 days’ prior written notice thereof. The General Partner may remove the Escrow Agent at any time (with or without cause) by giving at least 60 days’ prior written notice thereof. Within 45 days after receiving such notice, the General Partner and the Selling Agent shall jointly agree on and appoint a successor escrow agent, at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to the Escrow Agent as directed by the instructions of the General Partner and the Selling Agent or hold such funds, pending distribution, until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 60 day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys’ fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the General Partner.

Section 10. Dispute Resolution.

In the event of any dispute between or conflicting claims by or among the General Partner or the Selling Agent and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the General Partner, the Selling Agent or the Selected Dealers for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence, bad faith, fraud or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

Section 11. Extraordinary Expense.

It is understood that the Annual Fee shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement that is approved in writing by the General Partner and Selling Agent, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all reasonable costs and expenses occasioned by such services.

Section 12. Governing Law; Legal Proceedings.

This agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws. Each of the parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed. The parties hereby consent to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the Borough of Manhattan, New York City for the purposes of adjudicating any matter arising from or in connection with this Agreement.

Section 13. Maintenance of Records.

(a) During the term of this Agreement the Escrow Agent shall maintain accurate records of all transactions hereunder. Upon the General Partner’s or Selling Agent’s request, the Escrow Agent shall promptly provide the General Partner or Selling Agent with a copy of records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the General Partner and the Selling Agent shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

(b) The Escrow Agent shall preserve its records relating to this Agreement for a period of five years from the date of the termination of this Agreement, and in such form and manner as to be in full compliance with applicable law, rules and regulations or until delivered to the General Partner and the Selling Agent. Prior to the destruction or transfer of any administrative records relating to this Agreement, the Escrow Agent shall provide the General Partner and the Selling Agent 30 days’ prior written notice.

(c) Upon receipt of all amounts owing to the Escrow Agent following termination in accordance with the terms hereof, the Escrow Agent shall promptly upon written request: (i) deliver to the General Partner and Selling Agent all records relating to the General Partner and Selling Agent, (ii) return, or upon the written consent of the General Partner and Selling Agent, destroy, any physical Confidential Information (as defined below) (except to the extent and for such time period that the Escrow Agent is required to retain one copy of such materials for regulatory or legal reasons), and (iii) reasonably assist on a timely basis a transition to another escrow agent in accordance with the terms of Section 9 hereof. After the release of any records in the event any claim is brought against the Escrow Agent in connection with this Agreement.

Section 14. Confidentiality.

The General Partner, the Selling Agent and the Selected Dealers (as one party for purposes of this Section 14) and the Escrow Agent, on behalf of itself and its managers, officers, directors, employees or agents, agree to treat confidentially all records and other information relative to the other party received by it in connection with this Agreement (“Confidential Information”), and that it shall not use or disclose any such Confidential Information; provided, however, that each party may disclose the Confidential Information of the other (i) as required by law, (ii) as requested by a court, government agency or regulatory body, if the Escrow Agent provides the General Partner, the Selling Agent and the Selected Dealers with notice of such request and a reasonable time to seek the rescission of the request by a court, governmental agency or regulatory body, (iii) on a confidential basis to the party’s advisers, provided that such parties are informed about their obligations to keep such information confidential, or (iv) upon prior written approval of the other party. The term “Confidential Information” shall exclude information that (i) is known to the receiving party prior to the time of receiving such information; or (ii) becomes available to such party on a non-confidential basis from a source other than a party hereto or any of their affiliates, provided that such source is not known by such party to be prohibited from transmitting the information by a confidentiality obligation to such party or any of their affiliates,

Section 15. Miscellaneous.

(a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

(b) The provisions of Sections 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

(c) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(d) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

(e) The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York” by name shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent, which consent shall not be unreasonably withheld.

(g) This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument.

DEMETER MANAGEMENT CORPORATION

By:	/s/ Walter Davis
	Name:	Walter Davis
Title: President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Jacques Chappuis
	Name:	Jacques Chappuis
Title: Managing Director

THE BANK OF NEW YORK as Escrow Agent

By:	/s/ Wendy Morgan
	Name:	Wendy Morgan
Title: Assistant Treasurer

EXHIBIT A

List of Partnerships

(as of July 25, 2007)

Morgan Stanley Charter Aspect L.P.

Morgan Stanley Charter Graham L.P.

Morgan Stanley Charter WCM L.P.

Morgan Stanley Managed Futures HV, L.P.

Morgan Stanley Managed Futures LV, L.P.

Morgan Stanley Managed Futures MV, L.P.

Morgan Stanley Spectrum Currency L.P.

Morgan Stanley Spectrum Global Balanced L.P.

Morgan Stanley Spectrum Select L.P.

Morgan Stanley Spectrum Strategic L.P.

Morgan Stanley Spectrum Technical L.P.